Exhibit 5.1

October 21, 2014

Revolution Lighting Technologies, Inc.

177 Broad Street, 12th Floor

Stamford, CT 06901

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Revolution Lighting Technologies, Inc., a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of any of the following securities, together or separately and in one or more series (if applicable), at an aggregate initial offering price not to exceed $50,000,000:

(i) the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(ii) the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(iii) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of the Common Stock or other securities at a future date;

(iv) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligations to purchase such other securities of the Company under the Stock Purchase Contract;

(v) senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a senior indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”), to be entered into by and between the Company and a trustee to be named therein at the time such indenture is executed;

(vi) subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a subordinated indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into by and between the Company and a trustee to be named therein at the time such indenture is executed;

(vii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company;

(viii) subscription rights to purchase the Common Stock, Preferred Stock, the Debt Securities or other securities of the Company (the “Subscription Rights”); and

(ix) units consisting of one or more of the aforementioned securities (such securities the “Units”).

The Common Stock, the Preferred Stock, the Stock Purchase Contracts, the Stock Purchase Units, the Debt Securities, the Warrants, the Subscription Rights and the Units are referred to herein collectively as the “Securities.” The Prospectus provides that it will be supplemented in the future by one or more supplements and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the above-referenced Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the following: the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; the Company’s Amended and Restated Certificate of Incorporation (as amended and restated from time to time, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as amended and restated from time to time, the “Bylaws”), each as currently in effect; the forms of the Indentures; certain resolutions of the board of directors of the Company (the “Board”) relating to the registration of the Securities; and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

We have also assumed without independent investigation that:

(a) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement, and any amendments or supplements thereto (including post-effective amendments), will have become effective and will comply with all applicable laws;

(b) at the Relevant Time, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation will comply with all applicable laws;

(c) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement;

(d) at the Relevant Time, any Indenture providing for the issuance of Debt Securities, together with any officer’s certificate or supplemental indenture setting forth the terms of a series of Debt Securities to be issued thereunder, will have been duly authorized, executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”);

(e) at the Relevant Time, the relevant trustee with respect to any Indenture providing for the issuance of any Debt Securities will have been qualified under the TIA, and a Form T-1 will have been properly filed with the Commission with respect to the trustee executing any Indenture providing for the issuance of any Debt Securities;

(f) at the Relevant Time, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(g) upon the issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Amended and Restated Certificate of Incorporation, as subsequently amended, and not otherwise reserved for issuance; and

(i) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (x) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Convertible Securities and (y) the execution (in the case of certificated Securities), delivery and performance of the Securities and any of the related documentation referred to in paragraphs 1 through 7 below) shall have been duly completed and shall remain in full force and effect.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Any shares of Common Stock subsequently offered by the Company under the Registration Statement will be validly issued, fully paid and nonassessable at such time as all of the following shall have occurred: (i) the terms of the issuance and sale of the Common Stock shall have been duly established in conformity with the Certificate of Incorporation and Bylaws; and (ii) the shares of Common Stock shall have been duly executed (in the case of certificated shares) and delivered in accordance with such terms and for consideration which shall not have been less on a per share basis than the par value per share of the Common Stock either (x) in accordance with a definitive purchase, underwriting or similar agreement or (y) upon the conversion, exercise or exchange of a Convertible Security, in accordance with the terms thereof, which Convertible Security shall have been previously validly issued and shall be fully paid and nonassessable (in the case of an equity security) or shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. Any shares of Preferred Stock subsequently offered by the Company under the Registration Statement will be validly issued, fully paid and nonassessable at such time as all of the following shall have occurred: (i) a certificate of designations establishing the terms of such shares shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; (ii) the terms of the issuance and sale of the series of Preferred Stock shall have been duly established in conformity with the Certificate of Incorporation and the Bylaws; and (iii) such shares of Preferred Stock shall have been duly executed (in the case of certificated shares) and delivered in accordance with such terms for consideration which shall not have been less on a per share basis than the par value per share of the Preferred Stock either (x) in accordance with a definitive purchase, underwriting or similar agreement or (y) upon the conversion, exercise or exchange of a Convertible Security, in accordance with the terms thereof, which Convertible Security shall have been previously validly issued and shall be fully paid and nonassessable (in the case of an equity security) or shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. Any Stock Purchase Contracts and, if applicable, Stock Purchase Units subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred: (i) the related purchase contract agreement (the “Purchase Contract Agreement”), if any, shall have been duly executed and delivered by the Company and each other party thereto; (ii) the terms of the Stock Purchase Contracts and, if applicable, Stock Purchase Units shall have been established in accordance with the Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement; (iii) the terms of any collateral or security arrangements relating to such Purchase Contracts and, if applicable, Stock Purchase Units shall have been established and the agreements thereto shall have been validly executed and delivered by each of the parties thereto and any collateral shall have been deposited with the collateral agent, if applicable, in accordance with such arrangements; and (iv) the Stock Purchase Contracts and, if applicable, Stock Purchase Units shall have been duly executed (in the case of certificated Stock Purchase Contracts and, if applicable, Stock Purchase Units) and delivered in accordance with the Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein.

4. Any Debt Securities subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred: (i) the terms of such Debt Securities and of their issuance and sale by the Company shall have been duly established by an officer’s certificate or supplemental indenture, in conformity with the underlying Indenture; (ii) such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying Indenture, as supplemented by an applicable supplemental indenture; and (iii) such Debt Securities shall have been issued and sold by the Company for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement.

5. Any Warrants subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred: (i) the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, shall have been duly executed and delivered by the Company and each other party thereto; (ii) the terms of the Warrants shall have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement; and (iii) the Warrants shall have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein.

6. Any Subscription Rights subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following have occurred: (i) the subscription rights agreement relating to such Subscription Rights (the “Subscription Agreement”), if any, shall have been duly executed and delivered by the Company and each other party thereto; (ii) the terms of the Subscription Rights shall have been established in accordance with the Subscription Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement; (iii) such Subscription Rights shall have been duly executed (in the case of certificated Subscription Rights) and delivered in accordance with the Subscription Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein.

7. Any Units subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred: (i) the unit agreement relating to the Units (the “Unit Agreement”), if any, shall have been duly executed and delivered by the Company and each other party thereto (ii) the terms of the Units shall have been established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement; and (iii) such Units shall have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein.

The opinions set forth above are subject to the following additional exceptions, limitations, qualifications and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York, (ii) for purposes of paragraphs 1 and 2 above, the General Corporation Law of the State of Delaware, and (iii) the federal laws of the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York and, to the limited extent set forth above, the Delaware General Corporation Law, and to the facts as they currently exist. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to the Stock Purchase Contracts, the Stock Purchase Units, any Purchase Contract Agreement, the Debt Securities, the Indentures, any supplemental indentures, the Warrants, any Warrant Agreement, the Subscription Rights, any Subscription Agreement, the Units and any Unit Agreement (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture, any supplemental indenture, or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture, any supplemental Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Document waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any United States federal court; (viii) any waiver of the right to jury trial or (ix)any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D. To the extent relevant to our opinions in paragraphs 3, 5, 6 and 7 and not covered by our opinions in paragraphs 1, 2, or 4, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Stock Purchase Contracts, Stock Purchase Units, Warrants, Subscription Rights or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

E. We have assumed that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Documents and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the prospectus included in the Registration Statement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ LOWENSTEIN SANDLER LLP